Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-268718 and 333-268718-01
This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Securities in any country or jurisdiction where such an offer would not be permitted.

Preliminary Pricing Supplement

Subject To Completion, dated September 11, 2025
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement No. WF-1 dated March 8, 2023)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

■   Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF  (each referred to as an “Underlying”)
■   Unlike ordinary debt securities, the Securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the Securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing value of the Lowest Performing Underlying on the relevant Call Date. The Lowest Performing Underlying on any Call Date is the Underlying that has the lowest closing value on that Call Date as a percentage of its Starting Value
■   Automatic Call.  If the closing value of the Lowest Performing Underlying on any Call Date is greater than or equal to its Call Value, the Securities will be automatically called for the principal amount plus the Call Premium applicable to that Call Date. The Call Premium applicable to each Call Date will be a percentage of the principal amount that increases for each Call Date based on a simple (non-compounding) return of at least approximately 9.10% per annum (to be determined on the Pricing Date). The Call Value for each Underlying is 91% of its Starting Value. Please see "Terms of the Securities – Call Dates and Call Premiums" below for the Call Dates and Call Premiums
■   Maturity Payment Amount. If the Securities are not automatically called, you will receive a Maturity Payment Amount that could be equal to or less than the principal amount per Security depending on the closing value of the Lowest Performing Underlying on the Final Calculation Day as follows:
■
If the closing value of the Lowest Performing Underlying on the Final Calculation Day is less than its Call Value, but greater than or equal to its Threshold Value, you will receive the principal amount of your Securities
■
If the closing value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value, and you will lose more than 30%, and possibly all, of the principal amount of your Securities.
■   The Threshold Value for each Underlying is 70% of its Starting Value
■   Investors may lose a significant portion, or all, of the principal amount
■   Your return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Call Date. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably
■   Any positive return on the Securities will be limited to the applicable Call Premium, even if the closing value of the Lowest Performing Underlying on the applicable Call Date significantly exceeds its Starting Value. You will not participate in any appreciation of any Underlying beyond the applicable fixed Call Premium
■   All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities
■   Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is expected to be between $905.85 and $965.85 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement and “Structuring the Securities” on page PS-34 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$24.15	$975.85
Total
(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.
(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or one of its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Terms of the Securities
Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlyings:
The Nasdaq-100® Technology Sector Index (Bloomberg symbol: “NDXT”), a price return index, the Dow Jones Industrial Average® (Bloomberg symbol: “INDU”), a price return index, and the iShares® Russell 2000 Value ETF (Bloomberg symbol: “IWN”), an exchange-traded fund. The iShares® Russell 2000 Value ETF is sometimes referred to herein as the “Fund.” The Nasdaq-100® Technology Sector Index and the Dow Jones Industrial Average® are sometimes collectively referred to herein as the “Indices” and individually as an “Index.”

Pricing Date*:	September 25, 2025.
Issue Date*:	September 30, 2025.
Maturity Date*:
September 28, 2029, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”. The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Automatic Call:
If the closing value of the Lowest Performing Underlying on any Call Date is greater than or equal to its Call Value, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount per Security plus the Call Premium applicable to the relevant Call Date. The last Call Date is the Final Calculation Day, and payment upon an automatic call on the Final Calculation Day, if applicable, will be made on the Maturity Date.
Any positive return on the Securities will be limited to the applicable Call Premium, even if the closing value of the Lowest Performing Underlying on the applicable Call Date significantly exceeds its Call Value. You will not participate in any appreciation of any Underlying beyond the applicable Call Premium.
If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date. You will not receive any notice from us if the Securities are automatically called.

Call Dates* and Call Premiums:
The Call Premium applicable to each Call Date will be a percentage of the principal amount that increases for each Call Date based on a simple (non-compounding) return of at least approximately 9.10% per annum (to be determined on the Pricing Date).
The actual Call Premium and payment per Security upon an automatic call that are applicable to each Call Date will be determined on the Pricing Date and will be at least the amounts specified in the table below.
Call Date
Call Premium
Payment per Security upon an Automatic Call
September 30, 2026
At least 9.100% of the principal amount
At least $1,091.00
October 30, 2026
At least 9.858% of the principal amount
At least $1,098.58
November 30, 2026
At least 10.617% of the principal amount
At least $1,106.17
December 30, 2026
At least 11.375% of the principal amount
At least $1,113.75
February 1, 2027
At least 12.133% of the principal amount
At least $1,121.33
March 1, 2027
At least 12.892% of the principal amount
At least $1,128.92
March 30, 2027
At least 13.650% of the principal amount
At least $1,136.50
April 30, 2027
At least 14.408% of the principal amount
At least $1,144.08
June 1, 2027
At least 15.167% of the principal amount
At least $1,151.67
June 30, 2027
At least 15.925% of the principal amount
At least $1,159.25
July 30, 2027
At least 16.683% of the principal amount
At least $1,166.83

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

August 30, 2027
At least 17.442% of the principal amount
At least $1,174.42
September 30, 2027
At least 18.200% of the principal amount
At least $1,182.00
November 1, 2027
At least 18.958% of the principal amount
At least $1,189.58
November 30, 2027
At least 19.717% of the principal amount
At least $1,197.17
December 30, 2027
At least 20.475% of the principal amount
At least $1,204.75
January 31, 2028
At least 21.233% of the principal amount
At least $1,212.33
February 29, 2028
At least 21.992% of the principal amount
At least $1,219.92
March 30, 2028
At least 22.750% of the principal amount
At least $1,227.50
May 1, 2028
At least 23.508% of the principal amount
At least $1,235.08
May 30, 2028
At least 24.267% of the principal amount
At least $1,242.67
June 30, 2028
At least 25.025% of the principal amount
At least $1,250.25
July 31, 2028
At least 25.783% of the principal amount
At least $1,257.83
August 30, 2028
At least 26.542% of the principal amount
At least $1,265.42
October 2, 2028
At least 27.300% of the principal amount
At least $1,273.00
October 30, 2028
At least 28.058% of the principal amount
At least $1,280.58
November 30, 2028
At least 28.817% of the principal amount
At least $1,288.17
January 2, 2029
At least 29.575% of the principal amount
At least $1,295.75
January 30, 2029
At least 30.333% of the principal amount
At least $1,303.33
February 28, 2029
At least 31.092% of the principal amount
At least $1,310.92
April 2, 2029
At least 31.850% of the principal amount
At least $1,318.50
April 30, 2029
At least 32.608% of the principal amount
At least $1,326.08
May 30, 2029
At least 33.367% of the principal amount
At least $1,333.67
July 2, 2029
At least 34.125% of the principal amount
At least $1,341.25
July 30, 2029
At least 34.883% of the principal amount
At least $1,348.83
August 30, 2029
At least 35.642% of the principal amount
At least $1,356.42
September 25, 2029
At least 36.400% of the principal amount
At least $1,364.00
We refer to September 25, 2029 as the “Final Calculation Day.”
The Call Dates are subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.

Call Settlement Date:
Three business days after the applicable Call Date (as each such Call Date may be postponed as described below in “—Market Disruption Events and Postponement Provisions”, if applicable); provided that the Call Settlement Date for the last Call Date is the Maturity Date.

Maturity Payment Amount:
If the Securities are not automatically called, you will be entitled to receive on the Maturity Date a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per Security will equal:
•   if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Call Value but greater than or equal to its Threshold Value:
         $1,000; or
•   if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value:
$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will lose more than 30%, and possibly all, of the principal amount of your Securities on the Maturity Date.
Lowest Performing Underlying:
For any Call Date, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor on that Call Date.
Performance Factor:
With respect to an Underlying on any Call Date, its closing value on such Call Date divided by its Starting Value (expressed as a percentage).
Closing Value:
With respect to an Index on any Call Date, its closing level on that Call Date; and with respect to the Fund on any Call Date, its fund closing price on that Call Date.
Closing Level:
With respect to each Index, closing level has the meaning set forth under “General Terms of the Securities — Certain Terms for Securities Linked to an Index — Certain Definitions” in the accompanying product supplement.
Fund Closing Price:
With respect to the Fund, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.
Starting Value:
With respect to the Nasdaq-100® Technology Sector Index:         , its closing value on the Pricing Date.
With respect to the Dow Jones Industrial Average®:         , its closing value on the Pricing Date.
With respect to the iShares® Russell 2000 Value ETF: $         , its closing value on the Pricing Date.
Ending Value:
With respect to each Underlying, its closing value on the Final Calculation Day.
Call Value:
With respect to the Nasdaq-100® Technology Sector Index:         , which is equal to 91% of its Starting Value.
With respect to the Dow Jones Industrial Average®:         , which is equal to 91% of its Starting Value.
With respect to the iShares® Russell 2000 Value ETF: $         , which is equal to 91% of its Starting Value.
Threshold Value:
With respect to the Nasdaq-100® Technology Sector Index:         , which is equal to 70% of its Starting Value.
With respect to the Dow Jones Industrial Average®:         , which is equal to 70% of its Starting Value.
With respect to the iShares® Russell 2000 Value ETF: $         , which is equal to 70% of its Starting Value.
Market Disruption Events and Postponement Provisions:
Each Call Date (including the Final Calculation Day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Call Dates and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Call Date (including the Final Calculation Day) is a “calculation day” and each Call Settlement Date (including the Maturity Date) is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund —Market Disruption Events” in the accompanying product supplement.
Calculation Agent:
BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:
BofAS and Wells Fargo Securities, LLC (“WFS”).
Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $24.15 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $18.40 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the four-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this four-month period. If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.
Events of Default
and Acceleration:
If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities—Maturity Payment Amount” above, calculated as though the date of acceleration were the Final Calculation Day of the Securities; provided that if the closing value of the Lowest Performing Underlying on the date of acceleration is equal to or greater than its Call Value, then the Maturity Payment Amount will be calculated using a call premium that is prorated to the date of acceleration. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.
Material Tax
Consequences:
For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:
09711M6Y3
* Subject to change

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Additional Information about BofA Finance, the Guarantor and the Securities
The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:
•	Product Supplement No. WF-1 dated March 8, 2023:
https://www.sec.gov/Archives/edgar/data/1682472/000119312523064044/d451936d424b2.htm
•	Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022: https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Investor Considerations
The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:
■   believe that the closing value of the Lowest Performing Underlying will be greater than or equal to its Call Value on one of the Call Dates;
■   seek the potential for a fixed return if the Lowest Performing Underlying has appreciated or depreciated by not more than 9% as of any of the Call Dates in lieu of full participation in any potential appreciation of any or all of the Underlyings;
■   are willing to accept the risk that, if the closing value of the Lowest Performing Underlying is less than its Call Value on each Call Date, they will not receive any positive return on their investment in the Securities;
■   are willing to accept the risk that, if the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, they will be fully exposed to the decline in the Lowest Performing Underlying from its Starting Value and will lose more than 30%, and possibly all, of the principal amount of their Securities at maturity;
■   understand that the term of the Securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Call Date if the Securities are called on an earlier Call Date;
■   understand that the return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Call Date and that they will not benefit in any way from the performance of the better performing Underlyings;
■   understand that the Securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;
■   understand and are willing to accept the full downside risks of each Underlying;
■   are willing to forgo interest payments on the Securities and dividends on the Fund or the securities held by or included in the Underlyings, as applicable; and
■   are willing to hold the Securities until maturity.
The Securities may not be an appropriate investment for investors who:
■   seek a liquid investment or are unable or unwilling to hold the Securities to maturity;
■   require full payment of the principal amount of the Securities at maturity;
■   believe that the closing value of the Lowest Performing Underlying will be less than its Call Value on each Call Date;
■   seek a security with a fixed term;
■   are unwilling to accept the risk that, if the closing value of the Lowest Performing Underlying is less than its Call Value on each Call Date, they will not receive any positive return on their investment in the Securities;
■   are unwilling to accept the risk that the closing value of the Lowest Performing Underlying on the Final Calculation Day may decline by more than 30% from its Starting Value to its Ending Value;
■   are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover page;
■   seek current income;
■   are unwilling to accept the risk of exposure to the Underlyings;
■   seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;
■   seek exposure to the upside performance of any or each Underlying beyond the applicable Call Premiums;
■   are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlyings generally, or to obtain exposure to the Underlyings that the Securities provide specifically; or
■   prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlyings, please see the sections titled “The Nasdaq-100® Technology Sector Index,” “The Dow Jones Industrial Average®” and “The iShares® Russell 2000 Value ETF” below.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Determining Timing and Amount of Payment on the Securities
The timing and amount of the payment you will receive will be determined as follows:

Is the closing value of the Lowest Performing Underlying greater than or equal to its Call Value on a Call Date prior to the Final Calculation Day?
Yes
The Securities will be automatically called and you will receive an amount equal to the principal amount plus the applicable Call Premium per Security on the related Call Settlement Date
No
Is the closing value of the Lowest Performing Underlying greater than or equal to its Call Value on the last Call Date (i.e., the Final Calculation Day)?
Yes
The Securities will be automatically called and you will receive an amount equal to the principal amount plus the applicable Call Premium per Security on the Maturity Date
No
Is the Ending Value of the Underlying equal to or greater than the Threshold Value?
Yes
You will receive the principal amount of $1,000 per Security on the Maturity Date
No
On the Maturity Date, you will receive per Security:
$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day
In this case, you will lose more than 30%, and possibly all, of the principal amount of your Securities on the Maturity Date

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Selected Risk Considerations
The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.
Structure-related Risks
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Value of the Lowest Performing Underlying is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Securities.
Any positive investment return on the Securities is limited. You will not participate in any increase in the values of the Underlyings. Any positive investment return is limited to the applicable Call Premium, if any, regardless of the extent to which the closing value of any Underlying on any Call Date exceeds its Call Value. In contrast, a direct investment in the Fund or in the securities held by or included in the Underlyings, as applicable, would allow you to receive the benefit of any appreciation in their values. Thus, any return on the Securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them. The return on the Securities may be less than a comparable investment directly in the Fund or in the securities included in or held by the Underlyings, as applicable. There is no guarantee that the Securities will be called for more than the principal amount, and it is possible you will not receive any positive return on the Securities.The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the closing value of any Underlying exceeds its Starting Value, Call Value or Threshold Value on any Call Date.
The amount payable upon an automatic call or the Maturity Payment Amount, as applicable, will not reflect the values of the Underlyings other than on the Call Dates. The values of the Underlyings during the term of the Securities other than on the Call Dates will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlyings while holding the Securities, as the performance of the Underlyings may influence the market value of the Securities. The calculation agent will determine whether the Securities will be automatically called, and will calculate the amount payable upon an automatic call or the Maturity Payment Amount, as applicable, by comparing only the Call Value or Threshold Value, as applicable, to the closing value of the Lowest Performing Underlying on the applicable Call Date. No other values of the Underlyings will be taken into account. As a result, if the Securities are not automatically called, and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the value of each Underlying was always above its Threshold Value prior to the Final Calculation Day.
The Securities are subject to a potential automatic call, which would limit your ability to receive further payment on the Securities. The Securities are subject to a potential automatic call. The Securities will be automatically called if, on any Call Date, the closing value of the Lowest Performing Underlying is greater than or equal to its Call Value. If the Securities are automatically called, you will be entitled to receive the principal amount and the applicable Call Premium with respect to the applicable Call Date, and no further amounts will be payable with respect to the Securities. In this case, you will lose the opportunity to receive payment of any higher Call Premium that otherwise would be payable after the date of the automatic call. If the Securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.
Because the Securities are linked to the lowest performing (and not the average performance) of the Underlyings, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the closing value of one Underlying is always greater than or equal to its Call Value or Threshold Value. Your Securities are linked to the lowest performing of the Underlyings, and a change in the value of one Underlying may not correlate with changes in the value of the other Underlying(s). The Securities are not linked to a basket composed of the Underlyings, where the depreciation in the value of one Underlying could be offset to some extent by the appreciation in the value of the other Underlying(s). In the case of the Securities, the individual performance of each Underlying would not be combined, and the depreciation in the value of one Underlying would not be offset by any appreciation in the value of the other Underlying(s). Even if the closing value of an Underlying is at or above its Call Value on a Call Date, the Securities will not be automatically called, and you will not receive the Call Premium with respect to that Call Date, if the closing value of another Underlying is below its Call Value on that day. In addition, even if the Ending Value of an Underlying is at or above its Threshold Value, you will lose a significant portion or all of your principal if the Ending Value of the Lowest Performing Underlying is below its Threshold Value.
Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.
A Call Settlement Date and the Maturity Date may be postponed if a Call Date is postponed. A Call Date (including the Final Calculation Day) with respect to an Underlying will be postponed if the applicable originally scheduled Call Date is not a trading day with respect to any Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on that Call Date. If such a postponement occurs with respect to an Call Date other than the Final Calculation Day, then the related Call Settlement Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the last Final Calculation Day as postponed.
Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Securities. The Securities are our senior unsecured debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment on an automatic call or the Maturity Payment Amount at maturity will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable payment date, regardless of the closing value of the Lowest Performing Underlying as compared to its Call Value or Threshold Value, as applicable. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.
In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities. However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the values of the Underlyings, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.
We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.
Valuation- and Market-related Risks
The public offering price you pay for the Securities will exceed their initial estimated value. The range of initial estimated values of the Securities that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the Pricing Date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the values of the Underlyings, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlyings, our and BAC’s creditworthiness and changes in market conditions.
We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.
The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: values of the Underlyings at such time; volatility of the Underlyings; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Conflict-related Risks
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares of the Fund or the securities held by or included in any of the Underlyings, or futures or options contracts on the Underlyings or those securities, or other listed or over-the-counter derivative instruments linked to the Underlyings or those securities. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Fund or securities represented by the Underlyings, except to the extent that BAC’s or Wells Fargo & Company’s (the parent company of WFS) common stock may be included in the Underlyings, as applicable, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlyings, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the values of the Underlyings in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may affect the values of the Underlyings. Consequently, the values of the Underlyings may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.
We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also expect to engage in hedging activities that could affect the values of the Underlyings on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities and may hold or resell the Securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the values of the Underlyings, the market value of your Securities prior to maturity or the amounts payable on the Securities.
If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.
Underlying-related Risks
Any payments on the Securities and whether the Securities are automatically called will depend upon the performance of the Underlyings, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.
●	Changes that affect the Indices may adversely affect the value of the Securities and any payments on the Securities.
●	We cannot control actions by any of the unaffiliated companies whose securities are included any Index.
●	We and our affiliates have no affiliation with any index sponsor and have not independently verified their public disclosure of information.
●	Risks associated with the fund underlying index, or the underlying assets of the Fund, will affect the value of the Fund and hence the value of the Securities.
●	Changes that affect the Fund or its fund underlying index may adversely affect the value of the Securities and any payments on the Securities.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

●	We cannot control actions by any of the unaffiliated companies whose securities are included in the Fund or its fund underlying index.
●	We and our affiliates have no affiliation with the fund sponsor or fund underlying index sponsor and have not independently verified their public disclosure of information.
●	There are risks associated with funds.
The Securities are subject to risks associated with small-size capitalization companies. The equity securities held by the IWN are issued by companies with small-sized market capitalization. The stock prices of small-size companies may be more volatile than stock prices of large capitalization companies. Small-size capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small-size capitalization companies may also be more susceptible to adverse developments related to their products or services.
An investment in the Securities is subject to risks associated with investing in non-U.S. companies. Some of the stocks included in the NDXT are issued by companies incorporated outside of the United States. The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.
Adverse conditions in the technology sector may reduce your return on the Securities. All of the stocks included in the NDXT are issued by companies in the technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the NDXT’s investments. The prices of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. Any of these factors may have an adverse effect on the return on the Securities. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.
The stocks included in the NDXT are concentrated in one sector. The NDXT includes securities issued by companies in the technology sector. As a result, some of the stocks that will determine the performance of the Securities are concentrated in one sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the securities included in the NDXT, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in this sector. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.
The performance of the IWN may not correlate with the performance of its underlying index as well as the net asset value per share or unit of the IWN, especially during periods of market volatility. The performance of the IWN and that of its underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the IWN may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its underlying index. This could be due to, for example, the IWN not holding all or substantially all of the underlying assets included in its underlying index and/or holding assets that are not included in its underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the IWN, differences in trading hours between the IWN (or the underlying assets held by the IWN) and its underlying index, or other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares or units of the IWN are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share or unit of the IWN may differ from its net asset value per share or unit; shares or units of the IWN may trade at, above, or below its net asset value per share or unit. During periods of market volatility, securities held by the IWN may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share or unit of the IWN and the liquidity of the IWN may be adversely affected. Market volatility may also disrupt the ability of market participants to trade shares or units of the IWN. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the IWN. As a result, under these circumstances, the market value of shares or units of the IWN may vary substantially from the net asset value per share or unit of the IWN.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Tax-related Risks
The U.S. federal income and estate tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-36 of the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Hypothetical Examples and Returns
The payout profile, hypothetical returns table and examples below illustrate hypothetical payments upon an automatic call or at maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value, Call Value or Threshold Value of any Underlying. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value of any Underlying. The actual Starting Value, Call Value and Threshold Value for each Underlying will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Underlyings, see the historical information set forth herein. The payout profile, returns table and examples below assume that an investor purchases the Securities for $1,000 per Security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the Securities.
Hypothetical Call Premiums:
9.100% for the first Call Date, 9.858% for the second Call Date, 10.617% for the third Call Date, 11.375% for the fourth Call Date, 12.133% for the fifth Call Date, 12.892% for the sixth Call Date, 13.650% for the seventh Call Date, 14.408% for the eighth Call Date, 15.167% for the ninth Call Date, 15.925% for the tenth Call Date, 16.683% for the eleventh Call Date, 17.442% for the twelfth Call Date, 18.200% for the thirteenth Call Date, 18.958% for the fourteenth Call Date, 19.717% for the fifteenth Call Date, 20.475% for the sixteenth Call Date, 21.233% for the seventeenth Call Date, 21.992% for the eighteenth Call Date, 22.750% for the nineteenth Call Date, 23.508% for the twentieth Call Date, 24.267% for the twenty-first Call Date, 25.025% for the twenty-second Call Date, 25.783% for the twenty-third Call Date, 26.542% for the twenty-fourth Call Date, 27.300% for the twenty-fifth Call Date, 28.058% for the twenty-sixth Call Date, 28.817% for the twenty-seventh Call Date, 29.575% for the twenty-eighth Call Date, 30.333% for the twenty-ninth Call Date, 31.092% for the thirtieth Call Date, 31.850% for the thirty-first Call Date, 32.608% for the thirty-second Call Date, 33.367% for the thirty-third Call Date, 34.125% for the thirty-fourth Call Date, 34.883% for the thirty-fifth Call Date, 35.642% for the thirty-sixth Call Date and 36.400% for the thirty-seventh Call Date (assuming that a Call Premium is equal to the lowest possible Call Premium that will be determined on the Pricing Date)

Hypothetical Starting Value:	For each Underlying, 100.00
Hypothetical Call Value:	For each Underlying, 91.00 (91% of its hypothetical Starting Value)
Hypothetical Threshold Value:	For each Underlying, 70.00 (70% of its hypothetical Starting Value)

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Hypothetical Payout Profile*

Hypothetical Payment at Maturity
Least Performing Underlying
First Call Date
Thirteenth Call Date
Twenty Fifth Call Date
Final Call Date
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return
Final Call Date (Call Premium: 36.4%)
Twenty Fifth Call Date (Call Premium: 27.3%)
Thirteenth Call Date (Call Premium: 18.2%)
First Call Date (Call Premium: 9.1%)
30% Contingent Downside Protection
91% Call Threshold
-100%
-80%
-60%
-40%
-20%
-9%
0%
20%
40%
60%
Hypothetical Percentage Change in the Closing Value of the Least Performimg Underlying from Pricing Date to Applicable Call Date

*Not all call dates reflected; reflects only the first, thirteenth, twenty-fifth and final call dates for illustrative purposes only

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Hypothetical Returns
If the Securities are automatically called:

Hypothetical Call Date on which Securities are automatically called	Hypothetical payment per Security on related Call Settlement Date	Hypothetical pre-tax total rate of return
1st Call Date	$1,091.00	9.100%
2nd Call Date	$1,098.58	9.858%
3rd Call Date	$1,106.17	10.617%
4th Call Date	$1,113.75	11.375%
5th Call Date	$1,121.33	12.133%
6th Call Date	$1,128.92	12.892%
7th Call Date	$1,136.50	13.650%
8th Call Date	$1,144.08	14.408%
9th Call Date	$1,151.67	15.167%
10th Call Date	$1,159.25	15.925%
11th Call Date	$1,166.83	16.683%
12th Call Date	$1,174.42	17.442%
13th Call Date	$1,182.00	18.200%
14th Call Date	$1,189.58	18.958%
15th Call Date	$1,197.17	19.717%
16th Call Date	$1,204.75	20.475%
17th Call Date	$1,212.33	21.233%
18th Call Date	$1,219.92	21.992%
19th Call Date	$1,227.50	22.750%
20th Call Date	$1,235.08	23.508%
21st Call Date	$1,242.67	24.267%
22nd Call Date	$1,250.25	25.025%
23rd Call Date	$1,257.83	25.783%
24th Call Date	$1,265.42	26.542%
25th Call Date	$1,273.00	27.300%
26th Call Date	$1,280.58	28.058%
27th Call Date	$1,288.17	28.817%
28th Call Date	$1,295.75	29.575%
29th Call Date	$1,303.33	30.333%
30th Call Date	$1,310.92	31.092%
31st Call Date	$1,318.50	31.850%
32nd Call Date	$1,326.08	32.608%
33rd Call Date	$1,333.67	33.367%
34th Call Date	$1,341.25	34.125%
35th Call Date	$1,348.83	34.883%
36th Call Date	$1,356.42	35.642%
37th Call Date	$1,364.00	36.400%
If the Securities are not automatically called:

Hypothetical Performance Factor of the Lowest Performing Underlying on the Final Calculation Day(1)	Hypothetical Maturity Payment Amount per Security	Hypothetical pre-tax total rate of return
90.00%	$1,000.00	0.00%
80.00%	$1,000.00	0.00%

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Hypothetical Performance Factor of the Lowest Performing Underlying on the Final Calculation Day(1)	Hypothetical Maturity Payment Amount per Security	Hypothetical pre-tax total rate of return
70.00%	$1,000.00	0.00%
69.00%	$690.00	-31.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%
(1)   The Performance Factor of the Lowest Performing Underlying on the Final Calculation Day is equal to its Ending Value divided by its Starting Value (expressed as a percentage).
Hypothetical Examples Of Payment Upon An Automatic Call Or At Maturity
Example 1. The closing value of the Lowest Performing Underlying on the first Call Date is greater than its Call Value, and the Securities are automatically called on the first Call Date:
Nasdaq-100® Technology Sector Index		Dow Jones Industrial Average®	iShares® Russell 2000 Value ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical Call Value:	91.00	91.00	$91.00
Hypothetical closing value on first Call Date:	140.00	135.00	$130.00
Performance Factor on first Call Date (closing value on first Call Date divided by Starting Value):	140.00%	135.00%	130.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the first Call Date.
In this example, the iShares® Russell 2000 Value ETF has the lowest Performance Factor on the first Call Date and is, therefore, the Lowest Performing Underlying on the first Call Date.
Step 2: Determine the payment upon automatic call.
Because the hypothetical closing value of the Lowest Performing Underlying on the first Call Date is greater than its hypothetical Call Value, the Securities are automatically called on the first Call Date and you will receive on the related Call Settlement Date the principal amount of your Securities plus a Call Premium of 9.10% of the principal amount. Even though the Lowest Performing Underlying on the first Call Date appreciated by 30.00% from its Starting Value to its closing value on the first Call Date in this example, your return is limited to the Call Premium of 9.10% that is applicable to such Call Date.
On the Call Settlement Date, you would receive $1,091.00 per Security.
Example 2. The Securities are not automatically called prior to the last Call Date (the Final Calculation Day). The closing value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Call Value, and the Securities are automatically called on the Final Calculation Day:
	Nasdaq-100® Technology Sector Index	Dow Jones Industrial Average®	iShares® Russell 2000 Value ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical Call Value:	91.00	91.00	$91.00
Hypothetical closing values on Call Dates prior to the Final Calculation Day:	Various (all below Call Value)	Various (all above Call Value)	Various (all below Call Value)
Hypothetical closing value on Final Calculation Day (i.e., the Ending Value):	110.00	107.00	$99.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	110.00%	107.00%	99.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.
In this example, the iShares® Russell 2000 Value ETF has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Step 2: Determine the payment upon automatic call.
Because the hypothetical closing value of the Lowest Performing Underlying on each Call Date prior to the last Call Date (which is the Final Calculation Day) is less than its hypothetical Call Value, the Securities are not called prior to the Final Calculation Day. Because the hypothetical closing value of the Lowest Performing Underlying on the Final Calculation Day is greater than its hypothetical Call Value, the Securities are automatically called on the Final Calculation Day and you will receive on the related Call Settlement Date (which is the Maturity Date) the principal amount of your Securities plus a Call Premium of 36.40% of the principal amount.
On the Call Settlement Date (which is the Maturity Date), you would receive $1,364.00 per Security.
Example 3. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Call Value but greater than its Threshold Value and the Maturity Payment Amount is equal to the principal amount:
	Nasdaq-100® Technology Sector Index	Dow Jones Industrial Average®	iShares® Russell 2000 Value ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical Call Value:	91.00	91.00	$91.00
Hypothetical closing values on Call Dates prior to the Final Calculation Day:	Various (all below Call Value)	Various (all below Call Value)	Various (all below Call Value)
Hypothetical Ending Value:	115.00	110.00	$85.00
Hypothetical Threshold Value:	70.00	70.00	$70.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	115.00%	110.00%	85.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.
In this example, the iShares® Russell 2000 Value ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.
Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.
Because the hypothetical closing value of the Lowest Performing Underlying on each Call Date (including the Final Calculation Day) is less than its hypothetical Call Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Call Value, but greater than its hypothetical Threshold Value, you would receive the principal amount of your Securities at maturity.
On the Maturity Date, you would receive $1,000.00 per Security.
Example 4. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value and the Maturity Payment Amount is less than the principal amount:
	Nasdaq-100® Technology Sector Index	Dow Jones Industrial Average®	iShares® Russell 2000 Value ETF
Hypothetical Starting Value:	100.00	100.00	$100.00
Hypothetical closing values on Call Dates prior to the Final Calculation Day:	Various (all below Call Value)	Various (all above Call Value)	Various (all above Call Value)
Hypothetical Ending Value:	50.00	110.00	$120.00
Hypothetical Threshold Value:	70.00	70.00	$70.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	50.00%	110.00%	120.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.
In this example, the Nasdaq-100® Technology Sector Index has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.
Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Because the hypothetical closing value of the Lowest Performing Underlying on each Call Date (including the Final Calculation Day) is less than its hypothetical Call Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Threshold Value, you would lose a portion of the principal amount of your Securities and receive the Maturity Payment Amount equal to:
= $1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day
= $1,000 × 50.00% = $500.00
On the Maturity Date, you would receive $500.00 per Security, resulting in a loss of 50.00%. As this example illustrates, if any Underlying depreciates below its Threshold Value on the Final Calculation Day, you will incur a loss on the Securities at maturity, even if the other Underlyings have appreciated or have not declined below their respective Threshold Values.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

All disclosures contained in this pricing supplement regarding the Underlyings, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, each of Nasdaq, Inc., the sponsor of the NDXT, S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the INDU, and BlackRock Fund Advisors (“BFA”), the investment advisor to the IWN. We refer to BFA as the “Investment Advisor” and Nasdaq, Inc. and SPDJI as the “Underlying Sponsors”. The Investment Advisor and the Underlying Sponsors, which license the copyright and all other rights to the respective Underlyings, have no obligation to continue to publish, and may discontinue publication of, the Underlyings. The consequences of the Investment Advisor or any Underlying Sponsor discontinuing publication of the applicable Underlying are discussed in “General Terms of the Securities — Discontinuance of an Index” and “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of any Underlying or any successor fund or successor index. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlyings. You should make your own investigation into the Underlyings.

The Nasdaq-100® Technology Sector Index
The NDXT is intended to measure the performance of the technology companies in the Nasdaq-100® Index (“NDX”). The NDX  is designed to measure the performance of the 100 largest domestic and international non-financial securities listed on The Nasdaq Stock Market ("NASDAQ") based on market capitalization. Each issuer of a stock in the NDXT is classified as a Technology company according to the Industry Classification Benchmark (“ICB”).
The NDXT began trading on February 22, 2006 at a base value of 1,000.00. The NDXT is calculated and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). In administering the NDXT, Nasdaq OMX will exercise reasonable discretion as it deems appropriate.
Security Eligibility Criteria and Selection
In order to be eligible for the NDXT, a security must be included in the NDX. A company must be classified as a Technology company (any company classified under the Technology Industry) according to the ICB.
All securities that meet the security eligibility criteria are included in the NDXT.
Constituent Weighting
The NDXT is an equal-weighted index. The NDXT is rebalanced quarterly such that all issuers within the NDXT have an equal index market value. The NDXT follows the same reconstitution and rebalance schedule as the NDX. For issuers represented by multiple securities, the index market values are equally apportioned across their respective index securities. Index shares are calculated by dividing each index security's resulting index market value by its last sale price.
NDXT Index Calculation
The value of the NDXT equals the NDXT market value divided by the NDXT divisor. The overall NDXT market value is the aggregate of each NDXT stock’s market value, adjusted by the NDXT stock’s equal-weighting factor used to assign an equal weight at the previous rebalancing, as may be adjusted for any corporate actions. A NDXT stock’s market value is determined by multiplying the last sale price by the number of shares of the index security included in the NDX. In other words, the value of the NDXT is equal to (i) the sum of the products of (a) the index shares of each of the NDXT stocks multiplied by (b) each such stock’s last sale price (adjusted for corporate actions, if any) multiplied by (c) such stock’s equal weighting factor, divided by (ii) the divisor of the NDXT.
The price return NDXT divisor is calculated as the ratio of (i) the start of day market value of the NDXT divided by (ii) the previous day NDXT value.
If an index security does not trade on the relevant Nasdaq exchange on a given day or the relevant Nasdaq exchange has not opened for trading, the previous index calculation day’s closing price for index security (adjusted for corporate actions occurring prior to market open on the current day, if any) is used. If an index security is halted during the trading day, the most recent last sale price is used until trading resumes. For securities where NASDAQ is the relevant Nasdaq exchange, the last sale price may be the Nasdaq Official Closing Price when it is closed.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

NDXT Maintenance
Deletion Policy
If a component of the NDXT is removed from the NDX for any reason, it is also removed from the NDXT at the same time.
Replacement Policy
When a component of the NDX that is classified as Technology according to ICB is removed from the NDX, it is also removed from the NDXT. As such, if the replacement company being added to the NDX is classified as Technology according to ICB, it is added to the NDXT and will assume the weight of the removed company on the index effective date.
When a component of the NDX that is not classified as Technology according to ICB is removed and the replacement company being added to the NDX is classified as Technology according to ICB, the replacement company is considered for addition to the NDXT at the next quarterly rebalance.
When a component of the NDX that is classified as Technology according to ICB is removed from the NDX and the replacement company being added to the NDX is not classified as Technology according to ICB, the company is removed from the NDXT and the divisor of the NDXT is adjusted to ensure index continuity.
Additions Policy
If a security is added to the NDX for any reason, it may be added to the NDXT at the same time.
Corporate Actions
In the interim periods between scheduled index reconstitution and rebalance events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the index.
In certain cases, corporate actions and events are handled according to the weighting scheme or other index construction techniques employed. Wherever alternate methods are described, the index will follow the “Non-Market Cap Corporate Action Method.”
Index Share Adjustments
Other than as a direct result of corporate actions, the NDXT does not normally experience share adjustments between scheduled index rebalance and reconstitution events.
The Nasdaq-100® Index
The NDX is intended to measure the performance of the 100 largest domestic and international non-financial securities listed on NASDAQ based on market capitalization. The NDX reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies.
The NDX began trading on January 31, 1985 at a base value of 125.00. The NDX is calculated and published by Nasdaq, Inc. In administering the NDX, Nasdaq, Inc. will exercise reasonable discretion as it deems appropriate.
Underlying Stock Eligibility Criteria
NDX eligibility is limited to specific security types only. The security types eligible for the NDX include foreign or domestic common stocks, ordinary shares, ADRs and tracking stocks. Security types not included in the NDX are closed-end funds, convertible debt securities, exchange traded funds, limited liability companies, limited partnership interests, preferred stocks, rights, shares or units of beneficial interest, warrants, units, and other derivative securities. The NDX does not contain securities of investment companies. For purposes of the NDX eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.
Initial Eligibility Criteria
To be eligible for initial inclusion in the NDX, a security must be listed on NASDAQ and meet the following criteria:
●
the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

●	the security must be of a non-financial company;
●	the security may not be issued by an issuer currently in bankruptcy proceedings;
●	the security must have a minimum three-month average daily trading volume of at least 200,000 shares;
●
if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.;

●	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the NDX;
●	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and
●
the issuer of the security must have “seasoned” on NASDAQ, the New York Stock Exchange or NYSE Amex. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria
In addition, to be eligible for continued inclusion in the NDX, the following criteria apply:
●	the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;
●	the security must be of a non-financial company;
●	the security may not be issued by an issuer currently in bankruptcy proceedings;
●	the security must have a minimum three-month average daily trading volume of at least 200,000 shares;
●
if the issuer of the security is organized under the laws of a jurisdiction outside the U.S., then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S. (measured annually during the ranking review process);

●
the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NDX at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NDX effective after the close of trading on the third Friday of the following month; and

●	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.
Computation of the NDX
The value of the NDX equals the aggregate value of the NDX share weights (the “NDX Shares”) of each of the NDX securities multiplied by each such security’s last sale price (last sale price refers to the last sale price on NASDAQ), and divided by the divisor of the NDX. If trading in an NDX security is halted while the market is open, the last traded price for that security is used for all NDX computations until trading resumes. If trading is halted before the market is open, the previous day’s last sale price is used. The formula for determining the NDX value is as follows:
The NDX is ordinarily calculated without regard to cash dividends on NDX securities. The NDX is calculated during the trading day and is disseminated once per second from 09:30:01 to 17:16:00 ET. The closing level of the NDX may change up until 17:15:00 ET due to corrections to the last sale price of the NDX securities. The official closing value of the NDX is ordinarily disseminated at 17:16:00 ET.
NDX Maintenance
Changes to NDX Constituents
Changes to the NDX constituents may be made during the annual ranking review. In addition, if at any time during the year other than the annual review, it is determined that an NDX security issuer no longer meets the criteria for continued inclusion in the NDX, or is otherwise determined to have become ineligible for continued inclusion in the NDX, it is replaced with the largest market capitalization issuer not currently in the NDX that meets the applicable eligibility criteria for initial inclusion in the NDX.
Ordinarily, a security will be removed from the NDX at its last sale price. However, if at the time of its removal the NDX security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the NDX security may, in Nasdaq, Inc.’s discretion, be removed at a price of $0.00000001 (“zero price”). This zero price will be applied to the NDX security after the close of the market but prior to the time the official closing value of the NDX is disseminated.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Divisor Adjustments
The divisor is adjusted to ensure that changes in the NDX constituents either by corporate actions (that adjust either the price or shares of an NDX security) or NDX participation outside of trading hours do not affect the value of the NDX. All divisor changes occur after the close of the applicable index security markets.
Quarterly NDX Rebalancing
The NDX will be rebalanced on a quarterly basis if it is determined that (1) the current weight of the single NDX security with the largest market capitalization is greater than 24.0% of the NDX or (2) the collective weight of those securities whose individual current weights are in excess of 4.5% exceeds 48.0% of the NDX. In addition, a “special rebalancing” of the NDX may be conducted at any time if Nasdaq, Inc. determines it necessary to maintain the integrity and continuity of the NDX. If either one or both of the above weight distribution conditions are met upon quarterly review, or Nasdaq, Inc. determines that a special rebalancing is necessary, a weight rebalancing will be performed.
If the first weight distribution condition is met and the current weight of the single NDX security with the largest market capitalization is greater than 24.0%, then the weights of all securities with current weights greater than 1.0% (“large securities”) will be scaled down proportionately toward 1.0% until the adjusted weight of the single largest NDX security reaches 20.0%.
If the second weight distribution condition is met and the collective weight of those securities whose individual current weights are in excess of 4.5% (or adjusted weights in accordance with the previous step, if applicable) exceeds 48.0% of the NDX, then the weights of all  such large securities in that group will be scaled down proportionately toward 1.0% until their collective weight, so adjusted, is equal to 40.0%.
The aggregate weight reduction among the large securities resulting from either or both of the rebalancing steps above will then be redistributed to those securities with weightings of less than 1.0% (“small securities”) in the following manner. In the first iteration, the weight of the largest small security will be scaled upwards by a factor which sets it equal to the average NDX weight of 1.0%. The weights of each of the smaller remaining small securities will be scaled up by the same factor reduced in relation to each security’s relative ranking among the small securities such that the smaller the NDX security in the ranking, the less its weight will be scaled upward. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NDX.
In the second iteration of the small security rebalancing, the weight of the second largest small security, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average NDX weight of 1.0%. The weights of each of the smaller remaining small securities will be scaled up by this same factor reduced in relation to each security’s relative ranking among the small securities such that, once again, the smaller the security in the ranking, the less its weight will be scaled upward. Additional iterations will be performed until the accumulated increase in weight among the small securities equals the aggregate weight reduction among the large securities that resulted from the rebalancing in accordance with the two weight distribution conditions discussed above.
Finally, to complete the rebalancing process, once the final weighting percentages for each NDX security have been set, the NDX Shares will be determined anew based upon the last sale prices and aggregate capitalization of the NDX at the close of trading on the last calendar day in February, May, August and November. Changes to the NDX Shares will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the divisor is made to ensure continuity of the NDX. Ordinarily, new rebalanced NDX Shares will be determined by applying the above procedures to the current NDX Shares. However, Nasdaq, Inc. may, from time to time, determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the NDX components. In such instances, Nasdaq, Inc. would announce the different basis for rebalancing prior to its implementation.
During the quarterly rebalancing, data is cutoff as of the previous month end and no changes are made to the NDX from that cutoff until the quarterly index share change effective date, except in the case of changes due to corporate actions with an ex-date.
Adjustments for Corporate Actions
Changes in the price and/or NDX Shares driven by corporate events such as stock dividends, splits, and certain spin-offs and rights issuances will be adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%,

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. The NDX Shares are derived from the security’s total shares outstanding. The NDX Shares are adjusted by the same percentage amount by which the total shares outstanding have changed.
Historical Performance of the NDXT
The following graph sets forth the daily historical performance of the NDXT in the period from January 2, 2020 through September 9, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the NDXT’s hypothetical Threshold Value of 8,320.655, which is 70% of the NDXT’s hypothetical Starting Value of 11,886.65, which was its closing level on September 9, 2025. The actual Starting Value and Threshold Value will be determined on the Pricing Date.
This historical data on the NDXT is not necessarily indicative of the future performance of the NDXT or what the value of the Securities may be. Any historical upward or downward trend in the level of the NDXT during any period set forth above is not an indication that the level of the NDXT is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the levels of the NDXT.
License Agreement
The Securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc., with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Securities. The Corporations make no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the NDXT to track general stock market performance. The Corporations’ only relationship to our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Licensee”) is in the licensing of the NASDAQ®, OMX®, NASDAQ OMX®, and NDXT registered trademarks, and certain trade names of the Corporations or their licensor and the use of the NDXT which is determined, composed and calculated by Nasdaq, Inc. without regard to Licensee or the Securities. Nasdaq, Inc. has no obligation to take the needs of the Licensee or the owners of the Securities into consideration in determining, composing or calculating the NDXT. The Corporations are not

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Securities.
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDXT OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDXT OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDXT OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

The Dow Jones Industrial Average®
Unless otherwise stated, all information on the INDU provided in this pricing supplement is derived from Dow Jones Indexes, the marketing name and a licensed trademark of SPDJI. The INDU is a price-weighted index, which means an underlying stock’s weight in the INDU is based on its price per share rather than the total market capitalization of the issuer. The INDU is designed to provide an indication of the composite performance of 30 common stocks of corporations representing a broad cross-section of U.S. industry. The corporations represented in the INDU tend to be market leaders in their respective industries and their stocks are typically widely held by individuals and institutional investors.
The INDU is maintained by an Averages Committee comprised of three representatives of SPDJI and two representatives of The Wall Street Journal (the “WSJ”). Generally, composition changes occur only after mergers, corporate acquisitions or other dramatic shifts in a component's core business. When such an event necessitates that one component be replaced, the entire INDU is reviewed. As a result, when changes are made they typically involve more than one component. While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average.
Changes in the composition of the INDU are made entirely by the Averages Committee without consultation with the corporations represented in the INDU, any stock exchange, any official agency or us. Unlike most other indices, which are reconstituted according to a fixed review schedule, constituents of the INDU are reviewed on an as-needed basis. Changes to the common stocks included in the INDU tend to be made infrequently, and the underlying stocks of the INDU may be changed at any time for any reason. The companies currently represented in the INDU are incorporated in the United States and its territories and their stocks are listed on the New York Stock Exchange and The Nasdaq Stock Market.
The INDU initially consisted of 12 common stocks and was first published in the WSJ in 1896. The INDU was increased to include 20 common stocks in 1916 and to include 30 common stocks in 1928. The number of common stocks in the INDU has remained at 30 since 1928, and, in an effort to maintain continuity, the constituent corporations represented in the INDU have been changed on a relatively infrequent basis. The INDU includes companies from nine main groups: Basic Materials; Consumer Goods; Consumer Services; Financials; Healthcare; Industrials; Oil & Gas; Technology; and Telecommunications.
Computation of the INDU
The level of the INDU is the sum of the primary exchange prices of each of the 30 component stocks included in the INDU, divided by a divisor that is designed to provide a meaningful continuity in the level of the INDU. Because the INDU is price-weighted, stock splits or changes in the component stocks could result in distortions in the INDU level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within the INDU. The current divisor of the INDU is published daily in the WSJ and other publications. In addition, other statistics based on the INDU may be found in a variety of publicly available sources.
Historical Performance of the INDU
The following graph sets forth the daily historical performance of the INDU in the period from January 2, 2020 through September 9, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the INDU’s hypothetical Threshold Value of 31,997.938, which is 70% of the INDU’s hypothetical Starting Value of 45,711.34, which was its closing level on September 9, 2025. The actual Starting Value and Threshold Value will be determined on the Pricing Date.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

This historical data on the INDU is not necessarily indicative of the future performance of the INDU or what the value of the Securities may be. Any historical upward or downward trend in the level of the INDU during any period set forth above is not an indication that the level of the INDU is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the levels of the INDU.
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “Dow Jones Industrial Average®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The INDU is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Merrill Lynch, Pierce, Fenner & Smith Incorporated.
The Securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the INDU to track general market performance. S&P Dow Jones Indices’ only relationship to Merrill Lynch, Pierce, Fenner & Smith Incorporated with respect to the INDU is the licensing of the INDU and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The INDU is determined, composed and calculated by S&P Dow Jones Indices without regard to us, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or the Securities. S&P Dow Jones Indices have no obligation to take our needs, BAC’s needs or the needs of Merrill Lynch, Pierce, Fenner & Smith Incorporated or holders of the Securities into consideration in determining, composing or calculating the INDU. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Securities. There is no assurance that investment products based on the INDU will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, S&P Dow Jones Indices LLC and its affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by us, but which may be similar to and competitive with the Securities. In addition, S&P Dow Jones Indices LLC and its affiliates may trade financial products which are linked to the performance of the INDU.  It is possible that this trading activity will affect the value of the Securities.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDU OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, BAC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDU OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

The iShares® Russell 2000 Value ETF
The iShares Russell 2000 Value ETF is an exchange-traded fund incorporated in the USA. The ETF tracks the performance of the Russell 2000 Value index and holds small cap US equities focused on low price to book ratios and lower forecasted growth. Its investments are primarily focused in the consumer discretionary, financial and industrial sectors. The ETF uses a representative sampling approach.
The shares of the iShares® Russell 2000 Value ETF are issued by iShares® Trust, a registered investment company.
●	The IWN is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Value Index.
●	The IWN’s shares trade on the NYSE Arca under the ticker symbol “IWN”.
●	The iShares® Trust’s SEC CIK Number is 0001100663.
●	IWN’s inception date was July 24, 2000.
●	The IWN’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.
We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the IWN based on the IWN’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the IWN and a set of other specified iShares® funds (together, the “funds”) as follows: 0.2500% per annum of the aggregate net assets less than or equal to $46 billion, plus 0.2375% per annum of the aggregate net assets in excess of $46 billion, up to and including $81 billion, plus 0.225625% per annum of the aggregate net assets in excess of $81 billion, up to and including $111 billion, plus 0.214343% per annum of the aggregate net assets in excess of $111 billion, up to and including $141 billion, plus 0.203626% per annum of the aggregate net assets in excess of $141 billion, up to and including $171 billion, plus 0.193445% per annum of the aggregate net assets in excess of $171 billion. As of June 30, 2025, the aggregate expense ratio of the IWN was 0.24% per annum.
The investment advisory agreement between iShares® Trust and BFA provides that BFA will pay all operating expenses of the IWN, except the management fees, interest expenses, taxes, expenses incurred with respect to the acquisition and disposition of portfolio securities and the execution of portfolio transactions, including brokerage commissions, distribution fees or expenses, litigation expenses and any extraordinary expenses.
For additional information regarding iShares® Trust or BFA, please consult the reports and other information iShares® Trust files with the SEC. In addition, information regarding the IWN (including the top ten holdings and weights and sector weights), may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/IWN.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.
Investment Objective
The IWN seeks to track the investment results, before fees and expenses, of the Russell 2000® Value Index, which measures the performance of the small-capitalization value sector of the U.S. equity market, as defined by FTSE Russell, the sponsor of the Russell 2000® Value Index. The IWN’s investment objective and the Russell 2000® Value Index may be changed without shareholder approval. Notwithstanding the IWN’s investment objective, the return on your Securities will not reflect any dividends paid on the IWN shares, on the securities purchased by the IWN or on the securities that comprise the Russell 2000® Value Index.
Representative Sampling
BFA uses a representative sampling indexing strategy to manage the IWN. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the Russell 2000® Value Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell 2000® Value Index.
The IWN generally invests at least 80% of its assets in the component securities of the Russell 2000® Value Index and in investments that have economic characteristics that are substantially identical to the component securities of the Russell 2000® Value Index (i.e., depositary receipts representing securities of the Russell 2000® Value Index) and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the Russell 2000® Value Index, but which BFA believes will help the IWN track the Russell 2000® Value

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Index. Also, the IWN may lend securities representing up to one-third of the value of the IWN’s total assets (including the value of the collateral received).
Tracking Error
The performance of the IWN and the Russell 2000® Value Index may vary due to a variety of factors, including differences between the securities and other instruments held in the IWN’s portfolio and those included in the Russell 2000® Value Index, pricing differences, transaction costs incurred by the IWN, the IWN’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the Russell 2000® Value Index or the costs of complying with various new or existing regulatory requirements. Tracking error also may result because the IWN incurs fees and expenses, while the Russell 2000® Value Index does not. The IWN’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the IWN used a replication indexing strategy in which an exchange traded fund invests in substantially all of the securities in its index in approximately the same proportions as in the Russell 2000® Value Index.
Industry Concentration Policy
The IWN will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Russell 2000® Value Index is concentrated.
The Russell 2000® Value Index
The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted growth. The Russell 2000® Index tracks 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges (the “Russell 2000 Stocks”). The Russell 2000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RUJ.”
FTSE Russell’s Value and Growth Style Methodology
FTSE Russell uses a “non-linear probability” method to assign stocks to the Russell 2000® Value Index and the Russell 2000® Growth Index (the “Growth Index”), an index that measures the capitalization-weighted price performance of the Russell 2000 Stocks determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. FTSE Russell uses three variables in the determination of value and growth. For value, book-to-price (B/P) ratio is used, while for growth, two variables—I/B/E/S forecast medium-term growth (2-year) and sales per share historical growth (5-year)—are used. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).
First, the Russell 2000 Stocks are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are then converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. Next, these units are combined to produce a composite value score (“CVS”).
The Russell 2000 Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, a stock with a lower CVS is considered growth, a stock with a higher CVS is considered value and a stock with a CVS in the middle range is considered to have both growth and value characteristics, and is weighted proportionately in the Growth Index and the Russell 2000® Value Index. Stocks are always fully represented by the combination of their growth and value weights (e.g., a stock that is given a 20% weight in the Russell 2000® Value Index will have an 80% weight in the Growth Index). Style index assignment for non-pricing vehicle share classes will be based on that of the pricing vehicle and assigned consistently across all additional share classes.
Stock A, in the figure below, is a security with 20% of its available shares assigned to the Russell 2000® Value Index and the remaining 80% assigned to the Growth Index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the Growth Index and the Russell 2000® Value Index will always equal its market capitalization in the Russell 2000® Index.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each of the Growth Index and the Russell 2000® Value Index. Stocks below the first quartile are 100% in the Growth Index. Stocks above the third quartile are 100% in the Russell 2000® Value Index. Stocks falling between the first and third quartile breaks are included in both the Growth Index and the Russell 2000® Value Index to varying degrees, depending on how far they are above or below the median and how close they are to the first or third quartile breaks.
Roughly 72% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the Russell 2000® Value Index or the Growth Index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in that index.
In an effort to mitigate unnecessary turnover, FTSE Russell implements a banding methodology at the CVS level of the growth and value style algorithm. If a company’s CVS change from the previous year is greater than or equal to +/- 0.10 and if the company remains in the Russell 2000® Index, then the CVS remains unchanged during the next reconstitution process. Keeping the CVS static for these companies does not mean the probability (growth/value) will remain unchanged in all cases due to the relation of a CVS score to the overall index. However, this banding methodology is intended to reduce turnover caused by smaller, less meaningful movements while continuing to allow the larger, more meaningful changes to occur, signaling a true change in a company’s relation to the market.
In calculating growth and value weights, stocks with missing or negative values for B/P, or missing values for I/B/E/S growth (negative I/B/E/S growth is valid), or missing sales per share historical growth (6 years of quarterly numbers are required), are allocated by using the mean value score of the Industry Classification Benchmark (“ICB”) industry, subsector or sector group of the Russell 2000® Index into which the company falls. Each missing (or negative B/P) variable is substituted with the industry, subsector or sector group independently. An industry must have five members or the substitution reverts to the subsector, and so forth to the sector. In addition, a weighted value score is calculated for securities with low analyst coverage for I/B/E/S medium-term growth. For securities with coverage by a single analyst, 2/3 of the industry, subsector, or sector group value score is weighted with 1/3 the security’s independent value score. For those securities with coverage by two analysts, 2/3 of the independent security’s value score is used and only 1/3 of the industry, subsector, or sector group is weighted. For those securities with at least three analysts contributing to the I/B/E/S medium-term growth, 100% of the independent security’s value score is used.
Selection of Stocks Comprising the Russell 2000® Index
All companies eligible for inclusion in the Russell 2000® Index must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation (“BDI”) country, in which case the company will be assigned to the

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.
All securities eligible for inclusion in the Russell 2000® Index must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If an existing stock does not trade on the “rank day” but does have a closing price at or above $1.00 on another eligible U.S. exchange, that stock will be eligible for inclusion. The rank day occurs on the last business day of April with membership eligibility determined using public information available on the rank day and market capitalizations calculated at market close.
An important criterion used to determine the list of securities eligible for the Russell 2000® Index is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, installment receipts or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, the pricing vehicle will be designated as the share class with the highest two-year trading volume as of the rank day.
Companies with a total market capitalization of less than $30 million are not eligible for the Russell 2000® Index. Similarly, companies with only 5% or less of their shares available in the free float as defined by FTSE Russell are not eligible for the Russell 2000® Index.  Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC, including business development companies), blank check companies, special purpose acquisition companies, and limited partnerships are also ineligible for inclusion. Bulletin board, pink sheets, and over-the-counter traded securities are not eligible for inclusion. Exchange traded funds and mutual funds are also excluded.
Annual reconstitution is a process by which the Russell 2000® Index is completely rebuilt. Based on closing prices of the company’s common stock on its primary exchange on the rank day of each year, FTSE Russell reconstitutes the composition of the Russell 2000® Index using the then existing market capitalizations of eligible companies. Reconstitution of the Russell 2000® Index occurs on the fourth Friday of June. In addition, FTSE Russell adds initial public offerings to the Russell 2000® Index on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.
Historical Performance of the IWN
The following graph sets forth the daily historical performance of the IWN in the period from January 2, 2020 through September 9, 2025. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the IWN’s hypothetical Threshold Value of  $122.297, which is 70% of the IWN’s hypothetical Starting Value of $174.71, which was its closing value on September 9, 2025. The actual Starting Value and Threshold Value will be determined on the Pricing Date.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

This historical data on the IWN is not necessarily indicative of the future performance of the IWN or what the value of the Securities may be. Any historical upward or downward trend in the price of the IWN during any period set forth above is not an indication that the price of the IWN is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the IWN.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlyings. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlyings. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.
The initial estimated value range of the Securities is set forth on the cover page of this preliminary pricing supplement.  The final pricing supplement will set forth the initial estimated value of the Securities as of the Pricing Date.
In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Selected Risk Considerations” beginning on page PS-9 above and “Use of Proceeds” on page 17 of the accompanying prospectus.

Market Linked Securities—Auto-Callable with Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the Nasdaq-100® Technology Sector Index, the Dow Jones Industrial Average® and the iShares® Russell 2000 Value ETF due September 28, 2029

U.S. Federal Income Tax Summary
You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:
•	There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.
•
You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as single financial contracts with respect to the Underlyings. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

•
Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 71 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the Securities. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•	No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.
•
Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities.

•
Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-36 of the accompanying product supplement.